EXHIBIT 99.1
                                                                    ------------


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                                [GRAPHIC OMITTED]
                               [LOGO - JP MORGAN]


                                CREDIT AGREEMENT


                                   dated as of


                                 October 6, 2004


                                      among


                         POLO RALPH LAUREN CORPORATION,
                                  as Borrower,


                            The Lenders Party Hereto


                                       and


                              JPMORGAN CHASE BANK,
                             as Administrative Agent


                              THE BANK OF NEW YORK,
                 FLEET NATIONAL BANK, A BANK OF AMERICA COMPANY,
                                 SUNTRUST BANK,
                       WACHOVIA BANK NATIONAL ASSOCIATION
                              as Syndication Agents


                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger


================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I Definitions..........................................................1
         Section 1.01.   Defined Terms.........................................1
         Section 1.02.   Classification of Loans and Borrowings...............21
         Section 1.03.   Terms Generally......................................21
         Section 1.04.   Accounting Terms; GAAP...............................22
         Section 1.05.   Exchange Rates.......................................22

ARTICLE II The Credits........................................................22
         Section 2.01.   Commitments..........................................22
         Section 2.02.   Loans and Borrowings.................................23
         Section 2.03.   Requests for Revolving Borrowings....................24
         Section 2.04.   Letters of Credit....................................25
         Section 2.05.   Funding of Borrowings................................31
         Section 2.06.   Interest Elections...................................31
         Section 2.07.   Termination and Reduction of Commitments.............32
         Section 2.08.   Repayment of Loans; Evidence of Debt.................33
         Section 2.09.   Prepayment of Loans..................................34
         Section 2.10.   Fees.................................................34
         Section 2.11.   Interest.............................................35
         Section 2.12.   Alternate Rate of Interest...........................36
         Section 2.13.   Increased Costs......................................36
         Section 2.14.   Break Funding Payments...............................38
         Section 2.15.   Taxes................................................38
         Section 2.16.   Payments Generally; Pro Rata Treatment;
                         Sharing of Set-offs..................................40
         Section 2.17.   Mitigation Obligations; Replacement of Lenders.......41
         Section 2.18.   Change in Law........................................42

ARTICLE III Representations and Warranties....................................43
         Section 3.01.   Organization; Powers.................................43
         Section 3.02.   Authorization; Enforceability........................43
         Section 3.03.   Governmental Approvals; No Conflicts.................43
         Section 3.04.   Financial Condition; No Material Adverse Change......43
         Section 3.05.   Properties...........................................44
         Section 3.06.   Litigation and Environmental Matters.................44
         Section 3.07.   Compliance with Laws and Agreements..................44
         Section 3.08.   Investment Company Status............................44
         Section 3.09.   Taxes................................................45
         Section 3.10.   ERISA................................................45
         Section 3.11.   Disclosure...........................................45
         Section 3.12.   Subsidiary Guarantors................................45

ARTICLE IV Conditions.........................................................45

         Section 4.01.   Effective Date.......................................45
         Section 4.02.   Each Credit Event....................................47

ARTICLE V Affirmative Covenants...............................................47
         Section 5.01.   Financial Statements; Ratings Change
                         and Other Information................................47
         Section 5.02.   Notices of Material Events...........................49
         Section 5.03.   Existence; Conduct of Business.......................49
         Section 5.04.   Payment of Obligations...............................49
         Section 5.05.   Maintenance of Properties; Insurance.................50
         Section 5.06.   Books and Records; Inspection Rights.................50
         Section 5.07.   Compliance with Laws.................................50
         Section 5.08.   Use of Proceeds and Letters of Credit................50
         Section 5.09.   Guarantee Agreement Supplement.......................50

ARTICLE VI Negative Covenants.................................................51
         Section 6.01.   Indebtedness.........................................51
         Section 6.02.   Liens................................................52
         Section 6.03.   Sale of Assets.......................................52
         Section 6.04.   Fundamental Changes..................................53
         Section 6.05.   Investments, Loans, Advances, Guarantees
                         and Acquisitions.....................................53
         Section 6.06.   Transactions with Affiliates.........................54
         Section 6.07.   Consolidated Coverage Ratio..........................55
         Section 6.08.   Consolidated Leverage Ratio..........................55

ARTICLE VII Events of Default.................................................55

ARTICLE VIII The Administrative Agent.........................................58

ARTICLE IX Miscellaneous......................................................60
         Section 9.01.   Notices..............................................60
         Section 9.02.   Waivers; Amendments..................................61
         Section 9.03.   Expenses; Indemnity; Damage Waiver...................62
         Section 9.04.   Successors and Assigns...............................63
         Section 9.05.   Survival.............................................66
         Section 9.06.   Counterparts; Integration; Effectiveness.............66
         Section 9.07.   Severability.........................................66
         Section 9.08.   Right of Setoff......................................67
         Section 9.09.   Governing Law; Jurisdiction; Consent to
                         Service of Process...................................67
         Section 9.10.   WAIVER OF JURY TRIAL.................................67
         Section 9.11.   Headings.............................................68
         Section 9.12.   Confidentiality......................................68
         Section 9.13.   Satisfaction in Dollars..............................68
         Section 9.14.   Waivers and Agreements Under Existing
                         Credit Agreement.....................................69

SCHEDULES:
Schedule 2.01 -- Commitments
Schedule 2.04 -- Existing Letters of Credit
Schedule 3.06 -- Certain Litigation
Schedule 3.12 -- Guarantor Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.05 -- Existing Investments


EXHIBITS:
Exhibit A     --    Form of Assignment and Assumption
Exhibit B-1   --    Form of Opinion of Borrower's Counsel
Exhibit B-2   --    Form of Opinion of Borrower's Corporate Counsel
Exhibit C     --    Form of Guarantee Agreement
Exhibit D-1   --    Form of New Lender Supplement
Exhibit D-2   --    Form of Commitment Increase Supplement

         CREDIT AGREEMENT, dated as of October 6, 2004, among POLO RALPH LAUREN CORPORATION, the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

         The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. DEFINED TERMS.

         As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ADJUSTED DEBT" means, for any date, all Indebtedness of the Borrower and its Subsidiaries (computed on a consolidated basis) outstanding on such date plus 800% of Consolidated Lease Expense for the period of four consecutive Fiscal Quarters ended on such date.

         "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ALTERNATIVE CURRENCY" means any currency that is freely available, freely transferable and freely convertible into dollars and in which dealings in deposits are carried on in the London interbank market, PROVIDED that such currency is reasonably acceptable to the Administrative Agent and the applicable Issuing Bank.

         "ALTERNATIVE CURRENCY LC EXPOSURE" means, at any time, the sum of (a) the Dollar Equivalent, calculated in accordance with Section 1.05, of the aggregate undrawn and unexpired amount of all outstanding Alternative Currency Letters of Credit at such time plus (b) the Dollar Equivalent, calculated in each case using the Exchange Rate at the time the applicable LC Disbursement is made, of the aggregate principal amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not yet been reimbursed at such time.

         "ALTERNATIVE CURRENCY LETTER OF CREDIT" means a Letter of Credit denominated in an Alternative Currency.

         "ANNUAL INCREASE" means, for any Fiscal Year, an amount equal to 50% of Net Income of the Borrower and its Subsidiaries (computed on a consolidated basis) for such Fiscal Year less the aggregate amount of Equity Payments during such Fiscal Year.

         "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "APPLICABLE RATE" means, for any day, with respect to any Eurodollar Loan, or with respect to the commitment fees payable hereunder, or with respect to the Applicable Sight Draft Fee Percentage, as the case may be, the applicable rate per annum set forth below (expressed in basis points) under the caption "Eurodollar Spread" or "Commitment Fee Rate" or "Applicable Sight Draft Fee Percentage", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

     ========================================================================================
                                     EURODOLLAR       COMMITMENT FEE    APPLICABLE SIGHT
         INDEX DEBT RATINGS:           SPREAD              RATE        DRAFT FEE PERCENTAGE
     ----------------------------------------------------------------------------------------
             CATEGORY 1
          >A- by S&P or A3             45.00             10.00             8.00
             by Moody's
     ----------------------------------------------------------------------------------------
             CATEGORY 2
           BBB+ by S&P or              50.00             12.50             10.00
           Baa1 by Moody's
     ----------------------------------------------------------------------------------------
             CATEGORY 3
            BBB by S&P or              62.50             15.00             10.00
           Baa2 by Moody's
     ----------------------------------------------------------------------------------------

     ========================================================================================
                                     EURODOLLAR       COMMITMENT FEE    APPLICABLE SIGHT
         INDEX DEBT RATINGS:           SPREAD              RATE        DRAFT FEE PERCENTAGE
     ----------------------------------------------------------------------------------------
             CATEGORY 4
             BBB- by S&P               75.00             17.50             12.50
         or Baa3 by Moody's
     ----------------------------------------------------------------------------------------
             CATEGORY 5
      < BBB- by S&P or Baa3 by        100.00             20.00             12.50
               Moody's
     ========================================================================================

For purposes of the foregoing, (i) if both Moody's and S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the next-to-last sentence of this definition), then such rating agency shall be deemed to have established a rating for the Index Debt in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. If either (but not both) of Moody's and S&P shall cease to have in effect a rating (whether as a result of such agency ceasing to be in the business of rating corporate debt obligations or otherwise), the applicable rate shall be determined by reference to the rating of the other rating agency.

         "APPLICABLE SIGHT DRAFT FEE PERCENTAGE" has the meaning assigned to such term in the definition of Applicable Rate.

         "APPROVED FUND" has the meaning assigned to such term in Section 9.04.

         "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "AVAILABLE COMMITMENT" means, as to any Lender at any date of determination, an amount in dollars equal to the excess, if any, of (a) the amount of such Lender's Commitment in effect on such date OVER (b) the Revolving Credit Exposure of such Lender on such date.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWER" means Polo Ralph Lauren Corporation, a Delaware corporation.

         "BORROWING" means Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "BORROWING REQUEST" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CHANGE IN LAW" means (a) the adoption of any law, rule, treaty or regulation after the date of this Agreement, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.13(b), by any office of such Lender from or at which Loans and/or Letters of Credit are made or issued, or are booked, as the case may be, in accordance with the terms of this Agreement) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMERCIAL LETTER OF CREDIT" means a commercial documentary letter of credit issued by an Issuing Bank for the account of the Borrower or any of its Subsidiaries for the purchase of goods in the ordinary course of business.

         "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's

Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or
(c) increased from time to time pursuant to Section 2.01(b). The initial amount of each Lender's Commitment is set forth on Schedule 2.01, in the New Lender Supplement pursuant to which such Lender shall become a party hereto or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $450,000,000.

         "COMMITMENT INCREASE SUPPLEMENT" means a supplement to this Agreement substantially in the form of Exhibit D-2.

         "CONSOLIDATED COVERAGE RATIO" means, on the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDAR for the period of four consecutive Fiscal Quarters ending on such day to (b) the sum of Consolidated Interest Expense for such period and Consolidated Lease Expense for such period.

         "CONSOLIDATED EBITDAR" means, for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business and including non-cash charges arising from the application of Statement of Financial Accounting Standards No. 142) and (f) Consolidated Lease Expense and MINUS, (x) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) income tax credits (to the extent not netted from income tax expense) and (y) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

         For the purposes of calculating Consolidated EBITDAR for any period of four consecutive fiscal quarters (each, a "REFERENCE PERIOD") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDAR for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the

Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDAR for such Reference Period shall be calculated after giving PRO FORMA effect thereto (taking into account (A) such cost savings as may be determined by the Borrower in a manner consistent with the evaluation performed by the Borrower in deciding to make such Material Acquisition, as presented to the Borrower's Board of Directors, provided that the Borrower may take into account such cost savings only if it in good faith determines on the date of calculation that it is reasonable to expect that such cost savings will be implemented within 90 days following the date of such Material Acquisition (or in the case of any calculation made subsequent to such 90th day, that such cost savings have, in fact, been implemented) and (B) all transactions that are directly related to such Material Acquisition and are entered into in connection and substantially contemporaneously therewith) as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "MATERIAL ACQUISITION" means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all of a business or operating unit of a business, (ii) all or substantially all of the common stock or other Equity Interests of a Person or
(iii) in any case where clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such licensee's rights under such license) under a trademark license to such licensee from the Borrower or any of its Affiliates (the "ACQUIRED RIGHTS"), and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $50,000,000; "MATERIAL DISPOSITION" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $50,000,000. In making any calculation pursuant to this paragraph with respect to a Material Acquisition of a Person, business or rights for which quarterly financial statements are not available, the Borrower shall base such calculation on the financial statements of such Person, business or rights for the then most recently completed period of twelve consecutive calendar months for which such financial statements are available and shall deem the contribution of such Person, business or rights to Consolidated EBITDAR for the period from the beginning of the applicable Reference Period to the date of such Material Acquisition to be equal to the product of (x) the number of days in such period divided by 365 multiplied by (y) the amount of Consolidated EBITDAR of such Person, business or rights for the twelve-month period referred to above (calculated on the basis set forth in this definition). In making any calculation pursuant to this paragraph in connection with an acquisition of Acquired Rights to be followed by the granting of a new license of such Acquired Rights (or any rights derivative therefrom), effect may be given to such grant of such new license (as if it had occurred on the date of such acquisition) if, and only if, the Borrower in good faith determines on the date of such calculation that it is reasonable to expect that such grant will be completed within 90 days following the date of such acquisition (or in the case of any calculation made subsequent to such 90th day, that such grant has, in fact, been completed).

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the excess, if any, of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all discounts with respect to bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period) over (b) total interest income of the Borrower and its

Subsidiaries not exceeding $25,000,000 for such period (including net interest income under Swap Agreements in respect of interest rates to the extent such net interest income is allocable to such period), all on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED LEASE EXPENSE" means, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP; PROVIDED that payments in respect of Capital Lease Obligations shall not constitute Consolidated Lease Expense.

         "CONSOLIDATED LEVERAGE RATIO" means on the last day of any Fiscal Quarter, the ratio of (a) Adjusted Debt on such day to (b) Consolidated EBITDAR for the period of four consecutive Fiscal Quarters ending on such day.

         "CONSOLIDATED NET INCOME" means for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "CONSOLIDATED NET WORTH" means as of any date of determination thereof, the excess of (a) the aggregate consolidated net book value of the assets of the Borrower and its Subsidiaries after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) over (b) all of the aggregate liabilities of the Borrower and its Subsidiaries, including all items which, in accordance with GAAP, would be included on the liability side of the balance sheet (other than Equity Interests, treasury stock, capital surplus and retained earnings), in each case determined on a consolidated basis (after eliminating all inter-company items) in accordance with GAAP; PROVIDED, HOWEVER, that in calculating Consolidated Net Worth the effects of the Statement of Financial Accounting Standards No. 142 shall be disregarded.

         "CONSOLIDATED TOTAL TANGIBLE ASSETS" means as of any date of determination thereof, the aggregate consolidated net book value of the assets of the Borrower and its Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other similar intangible assets properly classified as such in accordance with
GAAP) after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization).

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DISPOSITION" means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "DOLLAR EQUIVALENT" means, on any date of determination, (a) with respect to any amount hereunder denominated in an Alternative Currency for purposes of calculations with respect to the matters referred to in Section 1.05, the amount of dollars that may be purchased with such amount of such currency at the applicable rate of exchange determined in accordance with such Section, (b) with respect to any calculation involving the amount of any drawing under any Alternative Currency Letter of Credit, the amount in dollars into which the relevant amount in such Alternative Currency would be converted based upon the relevant Exchange Rate in effect at the time the applicable Issuing Bank makes payment under such Letter of Credit and (c) with respect to any calculation involving the amount of any Standby Letter of Credit fee payable pursuant to Section 2.04(f)(ii) with respect to any Alternative Currency Letter of Credit, the amount in dollars into which the relevant undrawn amount of such Alternative Currency Letter of Credit would be converted based upon the applicable Exchange Rate in effect on the date payment of such fee is due.

         "DOLLARS" or "$" refers to lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of any jurisdiction within the United States of America.

         "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or to human health and safety (insofar as such health and safety may be adversely affected by exposure to dangerous or harmful substances or environmental conditions), as have been, are, or in the future become, in effect.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

         "EQUITY PAYMENT" means with respect to the Borrower and any of its Subsidiaries, (a) any declaration or payment of any dividend on, or the making of or provision for any distribution on account of, any Equity Interests of such Person (other than to the Borrower or another Subsidiary of the Borrower), now or hereafter outstanding, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries, and (b) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of such Person (other than from the Borrower or another Subsidiary of the Borrower) now or hereafter outstanding.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Article
VII.

         "EXCHANGE RATE" means, on any day, with respect to any Alternative Currency, the rate determined by the Administrative Agent at which such Alternative Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day (or, in the case of any calculation involving the amount of any LC Disbursement under any Alternative Currency Letter of Credit, at the time payment thereof is made) on the applicable Reuters World Spot Page. In the event that any such rate does not appear on any Reuters World Spot Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent in consultation with the Borrower for such purpose or, at the discretion of the Administrative Agent in consultation with the Borrower, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 11:00 a.m., local time, on such day (or, in the case of any calculation involving the amount of any LC Disbursement under any Alternative Currency Letter of Credit, at the time payment thereof is made) for the purchase of the applicable Alternative Currency for delivery two Business Days later, PROVIDED that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

         "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any other Governmental Authority as a result of a present or former connection between the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by the Borrower under this Agreement and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by the Borrower under this Agreement having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender, including any Issuing Bank that is a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or (i) causes pursuant to Section 2.02(b) a new branch or an Affiliate to make any Loan, or (ii) designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a), and (d) any amounts with respect to any taxes described in clause (a), (b) or (c) above that are imposed as a result of any event occurring after the Administrative

Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by the Borrower under this Agreement becomes a party to this Agreement, other than a Change in Law.

         "EXISTING CREDIT AGREEMENT" means the Credit Agreement, dated as of November 18, 2002, among the Borrower, the several banks and other financial institutions parties thereto and JPMorgan Chase Bank, as administrative agent, as heretofore amended, supplemented or otherwise modified.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized national standing selected by it, in its reasonable discretion.

         "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "FISCAL QUARTER" means with respect to the Borrower and its Subsidiaries, and with respect to any Fiscal Year, (a) each of the quarterly periods ending 13 calendar weeks, 26 calendar weeks, 39 calendar weeks and 52 or 53 calendar weeks, as the case may be, after the end of the prior Fiscal Year or
(b) such other quarterly periods as the Borrower shall adopt after giving prior written notice thereof to the Lenders.

         "FISCAL YEAR" means with respect to the Borrower and its Subsidiaries,
(a) the 52- or 53-week annual period, as the case may be, ending on the Saturday nearest to March 31 of each calendar year or (b) such other fiscal year as the Borrower shall adopt with the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld). Any designation of a particular Fiscal Year by reference to a calendar year shall mean the Fiscal Year ending during such calendar year.

         "FOREIGN LENDER" means any Lender that is organized under the laws of (or the applicable lending office of which is located in) a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FOREIGN SUBSIDIARY" means any Subsidiary which is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. For purposes of all calculations provided for in this Agreement, the amount of any Guarantee of any guarantor shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "GUARANTEE AGREEMENT" means the Guarantee Agreement to be executed and delivered by each Guarantor, substantially in the form of Exhibit C.

         "GUARANTOR" means each Domestic Subsidiary that becomes a party to the Guarantee Agreement on the Effective Date and each Domestic Subsidiary that, subsequent to the Effective Date, becomes a Significant Subsidiary (as defined in Regulation S-X part 210.1-02 of the Code of Federal Regulations) or any Subsidiary which is designated to be a Guarantor by written notice from the Borrower to the Administrative Agent and, in each case, becomes a party to the Guarantee Agreement.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any applicable Environmental Law.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person (to the extent of such Person's interest in such property), whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of all calculations provided for in this Agreement, there shall be disregarded any Guarantee of any Person in respect of any Indebtedness of any other Person with which the accounts of such first Person are then required to be consolidated in accordance with GAAP.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INDEX DEBT" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

         "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated September 2004 relating to the Transactions.

         "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

         "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "INTEREST PERIOD" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a

Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "INVESTMENT" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of Equity Interests or other securities of, or any assets constituting a business unit of, any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person. In computing the amount involved in any Investment at the time outstanding, (a) undistributed earnings of, and unpaid interest accrued in respect of Indebtedness owing by, such other Person shall not be included, (b) there shall not be deducted from the amounts invested in such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person and (c) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in such other Person shall be disregarded.

         "ISSUING BANK" means, as the context may require, (a) JPMorgan Chase Bank, Wachovia Bank National Association and The Bank of New York, each with respect to Letters or Credit issued by it or (b) any other Lender that becomes an Issuing Bank pursuant to Section 2.04(l), with respect to Letters of Credit issued by it, and in each case its successors in such capacity as provided in
Section 2.04(j). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; PROVIDED, HOWEVER, that no arrangement of a type described in this sentence shall be permitted if, immediately after giving effect thereto, amounts would become payable by the Borrower under Section 2.13 or 2.15 that are in excess of those that would be payable under such Section if such arrangement were not implemented and, PROVIDED, FURTHER, that the fees payable to any such Affiliate shall be subject to the second sentence of Section 2.10(b).

         "LAUREN" means Ralph Lauren, an individual.

         "LC DISBURSEMENT" means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit.

         "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit (other than Alternative Currency Letters of Credit) at such time, (b) the aggregate amount of all LC Disbursements under Letters of Credit (other than Alternative Currency Letters of Credit) that have not yet been reimbursed by or on behalf of the Borrower at such time and (c) the Alternative Currency LC Exposure at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a New Lender Supplement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

         "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

         "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LOAN DOCUMENTS" means this Agreement and the Guarantee Agreement

         "LOAN PARTY" means the Borrower and the Guarantors.

         "LOANS" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or (b) the rights and remedies of the Lenders under the Loan Documents.

         "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

         "MATURITY DATE" means October 6, 2009.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET INCOME" ("NET LOSS") means with respect to any Person or group of Persons, as the case may be, for any fiscal period, the difference between (a) gross revenues of such Person or group of Persons and (b) all costs, expenses and other charges incurred in connection with the generation of such revenue (including, without limitation, taxes on income), determined on a consolidated or combined basis, as the case may be, and in accordance with GAAP.

         "NEW LENDER" has the meaning assigned to such term in Section 2.01(c).

         "NEW LENDER SUPPLEMENT" has the meaning assigned to such term in
Section 2.01(c).

         "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "PARTICIPANT" has the meaning set forth in Section 9.04.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "PERMITTED ACQUISITION" means any acquisition (in one transaction or a series of related transactions) by the Borrower or any Subsidiary, on or after the Effective Date (whether effected through a purchase of Equity Interests or assets or through a merger, consolidation or amalgamation), of (i) another Person, (ii) the assets constituting all or substantially all of a business or operating business unit of another Person or (iii) in any case where clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such license's rights under such license) under a trademark license to such licensee from the Borrower or any of its Affiliates, provided that:

         (a) the assets so acquired or, as the case may be, the assets of the Person so acquired shall be in a Related Line of Business;

         (b) no Default shall have occurred and be continuing at the time thereof or would result therefrom;

         (c) such acquisition shall be effected in such manner so that the acquired Equity Interests, assets or rights are owned either by the Borrower or a Subsidiary and, if effected by merger, consolidation or amalgamation, the continuing, surviving or resulting entity shall be the Borrower or a Subsidiary, PROVIDED that, nothing in this clause shall be deemed to limit the ability of the Borrower or any Subsidiary to grant to a different licensee any acquired license rights described in clause (iii) above (or any rights derivative therefrom);

         (d) the Borrower and its Subsidiaries shall be in compliance, on a PRO FORMA basis after giving effect to such acquisition, with the covenants contained in Sections 6.07 and 6.08 recomputed as at the last day of the most recently ended fiscal quarter of the

    Borrower for which financial statements are available, as if such acquisition had occurred on the first day of each relevant period for testing such compliance; and

         (e) the Borrower shall have delivered to the Administrative Agent (which shall, promptly following its receipt thereof, deliver to the Lenders the officers' certificate and related calculations referred to below) prior to the consummation thereof an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with (i) reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above and (ii) in any case where the purchase price is greater than $100,000,000, all material financial information for the Person or assets to be acquired utilized by the Borrower in making its determination to complete such acquisition and reasonably detailed information relating to any cost savings with respect to such acquisition included in any calculation of Consolidated EBITDAR pursuant to clause (d) above.

         "PERMITTED ENCUMBRANCES" means:

         (a) Liens imposed by law for taxes and duties, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

         (c) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) Liens incurred in the ordinary course of business in connection with the sale, lease, transfer or other disposition of any credit card receivables of the Borrower or any of its Subsidiaries;

         (f) judgment, attachment or other similar liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

         (g) easements, zoning restrictions, restrictive covenants, encroachments, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

         (h) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Permitted Investments.

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "PERMITTED INVESTMENTS" means:

         (a) direct obligations of, or obligations the principal of and interest on which are directly and fully guaranteed or insured by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

         (b) investments in commercial paper having, at such date of acquisition, a credit rating of at least A-2 from S&P or P-2 from Moody's;

         (c) investments in certificates of deposit, eurodollar time deposits, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any commercial bank which has a combined capital and surplus and undivided profits of not less than $100,000,000;

         (d) repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

         (e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth or territory, political subdivision, taxing authority or foreign government (as the case may be) are rated, at such date of acquisition, at least A by S&P or A2 by Moody's;

         (f) securities with maturities of two years or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition;

         (g) shares of money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, and (ii) have portfolio assets of at least (x) in the case of funds that invest exclusively in assets satisfying the requirements of clause (a) of this definition, $250,000,000 and (y) in all other cases, $500,000,000;

         (h) in the case of investments by any Foreign Subsidiary, obligations of a credit quality and maturity comparable to that of the items referred to in clauses (a) through (g) above that are available in local markets;

         (i) investments in auction rate securities with a rating of AAA from S&P and a maximum holding period of 45 days, for which the reset date will be used to determine the maturity date; and

         (j) investments in short term loan participations of up to 35 days if the short term debt rating is A-2 from S&P or P-2 from Moody's or an equivalent long term rating of investment grade by Moody's or S&P exists.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "PRIORITY INDEBTEDNESS" means (a) Indebtedness of the Borrower or any Subsidiary (other than that described in Section 6.01(e)) secured by any Lien on any asset of the Borrower or any Subsidiary and (b) Indebtedness of any Subsidiary which is not a Guarantor, in each case owing to a Person other than the Borrower or any Subsidiary.

         "REGISTER" has the meaning set forth in Section 9.04.

         "RELATED LINE OF BUSINESS" means: (a) any line of business in which the Borrower or any of its Subsidiaries is engaged as of, or immediately prior to, the Effective Date, (b) any wholesale, retail or other distribution of products or services under any domestic or foreign patent, trademark, service mark, trade name, copyright or license or (c) any similar business and any business which provides a service and/or supplies products in connection with any business described in clause (a) or (b) above.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

         "REQUIREMENT OF LAW" means, as to any Person, the Articles or Certificate of Incorporation and By-Laws or Certificate of Partnership or partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

         "REVOLVING LOAN" means a Loan made pursuant to Section 2.03.

         "S&P" means Standard & Poor's.

         "STANDBY LETTER OF CREDIT" means an irrevocable letter of credit pursuant to which an Issuing Bank agrees to make payments in dollars or an Alternative Currency for the account of the Borrower or any of its Subsidiaries in respect of obligations of the Borrower or any of its Subsidiaries incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower or any of its Subsidiaries is or proposes to become a party in the ordinary course of the Borrower's or any of its Subsidiaries' business, including for insurance purposes and in connection with lease transactions.

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" means any subsidiary of the Borrower.

         "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

         "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TRANSACTIONS" means the execution, delivery and performance by the Borrower of this Agreement and by the Guarantors of the Guarantee Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "VOTING STOCK" means stock of any class or classes (however designated), or other equity ownership interests, of any Person, the holders of which are at the time entitled, as such holders, to vote for the election of the directors or other governing body of the Person involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

         SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         SECTION 1.05. EXCHANGE RATES. For purposes of calculating the Alternative Currency LC Exposure at any time during any period and the Dollar Equivalent at the time of issuance of any Alternative Currency Letter of Credit then requested to be issued pursuant to Section 2.04(b), the Administrative Agent will at least once during each calendar month and at such other times as it in its sole discretion decides to do so, determine the respective rate of exchange into dollars of each Alternative Currency in which an Alternative Currency Letter of Credit is then outstanding (which rate of exchange shall be based upon the Exchange Rate in effect on date of such determination). Such rates of exchange so determined on each such determination date shall, for purposes of the calculations described in the preceding sentence, be deemed to remain unchanged and in effect until the next such determination date.


                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         (b) The Borrower and any one or more Lenders (including New Lenders) may from time to time after the Effective Date agree that such Lender or Lenders shall establish a new Commitment or Commitments or increase the amount of its or their Commitment or Commitments by executing and delivering to the Administrative Agent, in the case of each New Lender, a New Lender Supplement meeting the requirements of Section 2.01(c) or, in the case of each Lender which is not a New Lender, a Commitment Increase Supplement meeting the requirements of Section 2.01(d). Notwithstanding the foregoing, without the consent of the Required Lenders, (x) the aggregate amount of incremental Commitments established or increased after the Effective Date pursuant to this paragraph shall not exceed $75,000,000, (y) unless otherwise agreed to by the Administrative Agent, each increase in the aggregate Commitments effected pursuant to this paragraph shall be in a minimum aggregate amount of at least $15,000,000 and (z) unless otherwise agreed by the Administrative Agent, increases in Commitments may be effected on no more than three occasions pursuant to this paragraph. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

         (c) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.01(b) shall execute a New Lender Supplement (each, a "NEW LENDER SUPPLEMENT"), substantially in the form of Exhibit D-1, whereupon such bank, financial institution or other entity (a "NEW LENDER") shall become a Lender, with a Commitment in the amount set forth therein that is effective on the date specified therein, for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

         (d) Any Lender, which, with the consent of the Borrower and the Administrative Agent, elects to increase its Commitment under this Agreement shall execute and deliver to the Borrower and the Administrative Agent a Commitment Increase Supplement specifying (i) the amount of such Commitment increase, (ii) the amount of such Lender's total Commitment after giving effect to such Commitment increase, and (iii) the date upon which such Commitment increase shall become effective.

         (e) Unless otherwise agreed by the Administrative Agent, on each date upon which the Commitments shall be increased pursuant to this Section, the Borrower shall prepay all then outstanding Revolving Loans, which prepayment shall be accompanied by payment of all accrued interest on the amount prepaid and any amounts payable pursuant to Section 2.14 in connection therewith, and, to the extent it determines to do so, reborrow Revolving Loans from all the Lenders (after giving effect to the new and/or increased Commitments becoming effective on such date). Any prepayment and reborrowing pursuant to the preceding sentence shall be effected, to the maximum extent practicable, through the netting of amounts payable between the Borrower and the respective Lenders.

         SECTION 2.02. LOANS AND BORROWINGS. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.12, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; and PROVIDED, FURTHER, that no such option may be exercised by any Lender if, immediately after giving effect thereto, amounts would become payable by the Borrower under

Section 2.13 or 2.15 that are in excess of those that would be payable under such Section if such option were not exercised.

         (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of fifteen (15) Eurodollar Revolving Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03. REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

         (i)    the aggregate amount of the requested Borrowing;

         (ii)   the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

         (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. LETTERS OF CREDIT. (a) GENERAl. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) in the form of Commercial Letters of Credit or Standby Letters of Credit for its own account or the account of its Subsidiaries, in a form reasonably acceptable to the applicable Issuing Bank (provided that each Letter of Credit shall provide for payment against sight drafts drawn thereunder), at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The letters of credit identified on
Schedule 2.04 shall be deemed to be "Letters of Credit" issued on the Effective Date for all purposes of the Loan Documents.

         (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and, in the case of a Commercial Letter of Credit if the Administrative Agent shall have so requested and in the case of all Standby Letters of Credit, the Administrative Agent (in each case, reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the currency in which such Letter of Credit is to be denominated (which shall be dollars or, subject to Section 2.18, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, PROVIDED that in no event shall any Issuing Bank other than JPMorgan Chase Bank or one other Issuing Bank designated from time to time by the Borrower and reasonably acceptable to the Administrative Agent issue any Alternative Currency Letter of Credit hereunder. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed (x) $60,000,000, in the case of Standby Letters of Credit, or (y) $150,000,000, in the case of Commercial Letters of Credit, (ii) the Alternative Currency LC Exposure with respect to Letters of Credit denominated in an Alternative Currency shall not exceed $50,000,000, and (iii) the total Revolving Credit Exposures shall not exceed the total Commitments. Subsequent to the receipt by any Issuing Bank of a Notification Instruction (as defined below) from the Administrative Agent which shall not have been withdrawn, such Issuing Bank will contact the Administrative Agent prior to the issuance or increase in any Letter of Credit to determine whether or not such issuance or increase would result in any of the limitations set forth in the preceding sentence being exceeded.

For purposes of this Section 2.04(b), a "Notification Instruction" shall mean any instruction from the Administrative Agent requiring that an Issuing Bank make the contacts described in the preceding sentence, which instruction the Administrative Agent (i) may deliver at any time when it determines that the percentage which the aggregate Revolving Credit Exposure constitutes of the aggregate Commitments then in effect is greater than 80% and (ii) will withdraw when it determines that such percentage is less than 80%. For purposes of the third preceding sentence the amount of any Alternative Currency Letter of Credit shall be the Dollar Equivalent thereof calculated on the basis of the applicable rate of exchange determined in accordance with Section 1.05.

         (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is one Business Day prior to the Maturity Date.

         (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in dollars, for the account of such Issuing Bank, such Lender's Applicable Percentage of (i) each LC Disbursement made by such Issuing Bank in dollars and (ii) the Dollar Equivalent, using the Exchange Rate at the time such payment is made, of each LC Disbursement made by such Issuing Bank in an Alternative Currency and, in each case, not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) REIMBURSEMENT. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to such Issuing Bank an amount equal to such LC Disbursement in dollars, on the date that such LC Disbursement is made (or, if such date is not a Business Day, on or before the next Business Day); PROVIDED that, if such LC Disbursement is made under an Alternative Currency Letter of Credit, automatically and with no further action required, such Borrower's obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rate at the time such payment is made, of such LC Disbursement, and PROVIDED, FURTHER, that, in the case of any such reimbursement obligation which is in an amount of not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed in dollars with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make when due any reimbursement payment required pursuant to this paragraph, the applicable Issuing Bank shall immediately notify the Administrative Agent, which shall promptly notify each Lender of the applicable LC Disbursement, the Dollar Equivalent thereof calculated in accordance with the preceding sentence (if such LC Disbursement relates to an Alternative Currency Letter of Credit), the reimbursement payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender (other than such Issuing Bank) shall pay to the Administrative Agent in dollars its Applicable Percentage of the reimbursement payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank in dollars the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

         (f) LETTER OF CREDIT FEES.

         (i) COMMERCIAL LETTER OF CREDIT FEE. The Borrower agrees that, on the date of each LC Disbursement under a Commercial Letter of Credit, it will pay to the applicable Issuing Bank, for the account of the Lenders, a Commercial Letter of Credit fee. Such fee shall be equal to the Applicable Sight Draft Fee Percentage then in effect of the amount of such drawing (calculated on the basis of the Dollar Equivalent thereof, using the applicable Exchange Rate in effect at the time payment of such drawing is made, of such drawing in the case of any Alternative Currency Letter of Credit). On the fifth Business Day following the last day of each March, June, September and December, each Issuing Bank will pay over to the Administrative Agent an amount equal to the aggregate amount of such fees received by such Issuing Bank from the Borrower during the three-month period ended on such last day, and the Administrative Agent will allocate and pay to each Lender a fee equal to its pro rata share of the aggregate amount of such fees so received by such Issuing Bank during such three-month period.

         (ii) STANDBY LETTER OF CREDIT FEES. The Borrower agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank and the Lenders, a Standby Letter of Credit fee calculated at the rate per annum equal to the Applicable Rate applicable to Eurodollar Loans from time to time in effect on the aggregate average daily amount available to be drawn (calculated, in the case of any Alternative Currency Letter of Credit, on the basis of the Dollar Equivalent thereof using the applicable Exchange Rate in effect on the date payment of such fee is due) under each Standby Letter of Credit issued hereunder (and in no event less than $500 with respect to each such Standby Letter of Credit). Standby Letter of Credit Fees accrued through and including the last day of March and September of each year shall be payable in arrears on the fifth Business Day following such last day, commencing on the first such date to occur after the date hereof. The Administrative Agent will promptly pay to the Issuing Banks and the Lenders their pro rata shares of any amounts received from the Borrower in respect of any such fees. Standby Letter of Credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (g) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (h) DISBURSEMENT PROCEDURES. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

         (i) INTERIM INTEREST. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made (or, if such date is not a Business Day, on or prior to the next Business Day), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply; and PROVIDED, FURTHER, that, in the case of an LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall accrue on the Dollar Equivalent, calculated using the Exchange Rate at the time such LC Disbursement was made, of such LC Disbursement. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (j) REPLACEMENT OF ANY ISSUING BANK. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.04(f) and 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to include a reference to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (k) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the then total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in dollars and in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that (i) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Article VII. Each deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed (to be applied ratably among them according to the respective aggregate amounts of the then unreimbursed LC Disbursements) and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the then total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or, in accordance with Section 2.09(c), the total Revolving Credit Exposure exceeding 105% of the total Commitments, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or, as the case may be, the total Revolving Credit Exposure not exceeding the total Commitments.

         (l) ADDITIONAL ISSUING BANKS. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement, PROVIDED that the total number of Issuing Banks at any time shall not exceed four. Any Lender designated as Issuing Bank pursuant to this paragraph (l) shall be deemed to be an "Issuing Bank" for the purposes of this Agreement (in addition to being a Lender) with respect to Letters of Credit issued by such Lender.

         (m) REPORTING. Unless the Administrative Agent otherwise agrees, each Issuing Bank will report in writing to the Administrative Agent (i) on the first Business Day of each week and on the second Business Day to occur after the last day of each March, June, September and December, and on such other dates as the Administrative Agent may reasonably request, the daily activity during the preceding week, calendar quarter or other period, as the case may be, with respect to Letters of Credit issued by it, including the aggregate outstanding LC Exposure with respect to such Letters of Credit on each day during such week, quarter or other period, in such form and detail as shall be satisfactory to the Administrative Agent, (ii) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (iii) such other information with respect to Letters of Credit issued by such Issuing Bank as the Administrative Agent may reasonably request.

         SECTION 2.05. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; PROVIDED that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the date such amount is made available to the Borrower, the Administrative Agent shall also be entitled to recover such amount from the Borrower, on demand, with interest thereon at the rate per annum applicable to ABR Loans hereunder accruing from the date of such Borrowing.

         SECTION 2.06. INTEREST ELECTIONS. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the

Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses
    (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

         (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.07. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

         (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 or, if less, the remaining amount of the total Commitments, and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Commitments.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two (2) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.08. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.09. PREPAYMENT OF LOANS. (a) The Borrower shall have the right at any time and from time to time to prepay voluntarily any Borrowing in whole or in part without premium or penalty, subject to prior notice in accordance with paragraph (b) of this Section.

         (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any voluntary prepayment hereunder prior to (i) in the case of ABR Loans, 11:00 a.m., New York City time, on such date of prepayment or (ii) in the case of Eurodollar Loans, 12:00 noon, New York City time, on the Business Day immediately preceding such date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each; PROVIDED that, if a notice of voluntary prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice the Administrative Agent shall advise the Lenders of the contents thereof. Each partial voluntary prepayment of any Revolving Borrowing shall be in an aggregate principal amount of $500,000 or a multiple of $100,000 in excess thereof. Each voluntary prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

         (c) If on any date the total Revolving Credit Exposure exceeds 105% of the total Commitments, the Borrower shall, without notice or demand, within three Business Days after such date, prepay Loans in an aggregate amount sufficient to reduce the total Revolving Credit Exposure to less than the total Commitments, PROVIDED that if, after giving effect to such prepayment, the total Revolving Credit Exposure would still exceed the total Commitments, the Borrower shall, without notice or demand, deposit cash collateral in an account with the Administrative Agent established and maintained in accordance with Section 2.04(k) in an aggregate amount such that, after deducting therefrom the amount so deposited in such account, the total Revolving Credit Exposure does not exceed the total Commitments.

         (d) Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any amounts payable pursuant to Section 2.14.

         SECTION 2.10. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Effective Date to the last day of the Availability Period, computed at the Applicable Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifth Business Day following such last day, commencing on the first such date to occur after the date hereof; PROVIDED that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay to each Issuing Bank the fees agreed upon by the Borrower with such Issuing Bank with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. For the avoidance of doubt, in any case where, in accordance with the second sentence of the definition of Issuing Bank, an Issuing Bank arranges for one or more Letters of Credit to be issued by an Affiliate of such Issuing Bank, the fees agreed upon by such Issuing Bank with the Borrower shall be deemed to have been agreed upon by such Affiliate unless the Borrower and such Affiliate otherwise agree.

         (c) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a utilization fee accruing for each day on which the aggregate amount of the Revolving Credit Exposure of all Lenders exceeds 50% of the aggregate amount of the Commitments then in effect at a rate per annum equal to 0.125% on the amount of the Revolving Credit Exposure of such Lender outstanding on such day. Utilization fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifth Business Day following such last day, commencing on the first such date to occur after the date hereof, and on the Maturity Date; PROVIDED that if there shall exist any Revolving Credit Exposure at any time after the Commitments are terminated or expire, the Commitments, for purposes of calculations pursuant to this Section, shall be deemed to remain outstanding in the amounts in effect immediately prior to such termination or expiration and any utilization fees accruing after such termination or expiration shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances (other than in the case, and to the extent, of any overpayment thereof by the Borrower).

         SECTION 2.11. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph
(a) of this Section.

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of all of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the relevant market adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

         then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; PROVIDED that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

         SECTION 2.13. INCREASED COSTS. (a) If any Change in Law shall:

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

         (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank for any such reduction suffered.

         (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank, as the case may be, as specified in paragraph (a) or (b) of this Section, containing a reasonably detailed explanation of the basis on which such amount or amounts were calculated and explaining the Change in Law by reason of which it has become entitled to be so compensated, shall be delivered to the Borrower and shall be conclusive absent manifest error. No Lender or Issuing Bank shall be entitled to the benefits of this Section 2.13 unless such Lender or Issuing Bank shall have complied with the requirements of this Section 2.13. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. Notwithstanding any other provision of this Section 2.13, no Lender shall demand compensation for any increased costs or reduction referred to above in this Section if it shall not then be the general policy of such Lender to demand such compensation in similar circumstances from comparable borrowers under comparable provisions of other credit agreements, if any (it being understood, for the avoidance of doubt, that a waiver by any Lender in any given case of its right to demand such compensation from any given borrower shall not, in and of itself, be deemed to constitute a change in the general policy of such Lender).

         (e) Notwithstanding any other provision to the contrary, this Section
2.13 shall have no application with respect to any Indemnified Taxes, Other Taxes or any Excluded Taxes, which matters, for the avoidance of doubt, shall be dealt with exclusively under Section 2.15.

         SECTION 2.14. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. No Lender or Issuing Bank shall be entitled to the benefits of this Section 2.14 unless such Lender or Issuing Bank shall have complied with the requirements of this Section 2.14.

         SECTION 2.15. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or the relevant Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent, each Lender and any Issuing Bank, as promptly as possible but in any event within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or any Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or any Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Each Foreign Lender (including each Issuing Bank that is a Foreign Lender) shall deliver to the Borrower (with a copy to the Administrative Agent), at the time it becomes a Lender (or, in the case of any Participant, on or before the date such Participant purchases the related Participation) and at all times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding. Each Foreign Lender (including each Issuing Bank that is a Foreign Lender) shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any documentation required to be delivered to the Borrower pursuant to this paragraph. No Person shall be entitled to become a Lender or Participant unless it shall have complied with the requirements of the first sentence of this paragraph (if such requirements are applicable to it).

         (f) If the Administrative Agent, a Lender or an Issuing Bank determines that it has received a refund which, in the good faith judgment of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, is allocable to any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         SECTION 2.16. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent or an Issuing Bank, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars except as provided in Section 2.04(k).

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees, expenses and other amounts then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees, expenses and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees, expenses and other amounts then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.17. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender (including any Issuing Bank) requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender (including any Issuing Bank) or any Governmental Authority for the account of any Lender (including any Issuing Bank) pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such

Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender (including any Issuing Bank) requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender (including any Issuing Bank) or any Governmental Authority for the account of any Lender (including any Issuing Bank) pursuant to Section 2.15, or if any Lender (including any Issuing Bank) defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, provided that the Borrower shall be required to pay the processing and recordation fee referred to in Section 9.04(b)(ii)(C)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (and, if such Lender is an Issuing Bank, all Letters of Credit issued by it shall have been cancelled or other arrangements reasonably satisfactory to such Issuing Bank shall have been made with respect to such Letters of Credit) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender (including any Issuing Bank) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. No such assignment shall be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         SECTION 2.18. CHANGE IN LAW. If (a) any Change in Law shall make it unlawful for any Issuing Bank to issue Letters of Credit denominated in an Alternative Currency or (b) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for such Issuing Bank to issue Letters of Credit denominated in such Alternative Currency, then by prompt written notice thereof to the Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), such Issuing Bank may declare that Letters of Credit will not thereafter be issued by it in the affected Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit by such Issuing Bank.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within each Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each Loan Party which is a party thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or any material agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended April 3, 2004, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended July 3, 2004, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

         (b) Since April 3, 2004, there has been no material adverse change in the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 3.05. PROPERTIES. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the operation of its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or such other defects as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business as currently conducted, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (except as set forth on Schedule 3.06) or (ii) that involve this Agreement or the Transactions. Schedule 3.06 lists all litigation pending on the date of this Agreement against the Borrower or any of its Subsidiaries in which the amount in controversy or potential liability of the Borrower or any of its Subsidiaries exceeds $25,000,000 and is not covered by insurance.

         (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.08. INVESTMENT COMPANY STATUS. Neither the Borrower nor any of its Subsidiaries is required to be registered as an "investment company" as defined in the Investment Company Act of 1940.

         SECTION 3.09. TAXES. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11. DISCLOSURE. The Information Memorandum together with all of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or hereafter delivered hereunder or reports filed pursuant to the Securities Exchange Act of 1934 (as modified or supplemented by other information so furnished prior to the date on which this representation and warranty is made or deemed made) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and PROVIDED, FURTHER, that the Borrower makes no representation or warranty whatsoever concerning the information contained in the Information Memorandum under the heading "Industry Overview" or any financial information delivered pursuant to clause (e) of the definition of "Permitted Acquisition".

         SECTION 3.12. SUBSIDIARY GUARANTORS. Set forth on Schedule 3.12 is a list of each Subsidiary which, in accordance with Section 4.01(b), is required to be a Guarantor under the Guarantee Agreement on the Effective Date.


                                   ARTICLE IV

                                   CONDITIONS

         SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

         (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         (b) The Administrative Agent shall have received the Guarantee Agreement executed and delivered by (i) each Domestic Subsidiary which is a guarantor under the Existing Credit Agreement, and (ii) each Domestic Subsidiary, if any, which, as of the Effective Date, is a Significant Subsidiary (as defined in Regulation S-X part 210.1-02 of the Code of Federal Regulations) and which is not a guarantor under the Existing Credit Agreement.

         (c) The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it that all obligations of the Borrower under the Existing Credit Agreement (other than the indemnity and other obligations (including obligations in relation to the letters of credit identified on Schedule 2.04) that expressly survive the termination thereof) shall have been paid in full, and all commitments of the Lenders to extend credit thereunder shall have been terminated.

         (d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Loan Parties, substantially in the form of Exhibit B-1 and (ii) the Corporate Counsel of the Borrower, substantially in the form of Exhibit B-2. The Borrower hereby requests Paul, Weiss, Rifkind, Wharton & Garrison LLP to deliver the opinion provided for in clause (i), above.

         (e) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions by the Loan Parties and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

         (f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

         (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 30, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, increase, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

         (a) The representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, increase, renewal or extension of such Letter of Credit, as applicable (other than such representations as are made as of a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

         (b) At the time of and immediately after giving effect to such Borrowing or the issuance, increase, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, increase, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. FINANCIAL STATEMENTS; RATINGS CHANGE AND OTHER INFORMATION. The Borrower will furnish to each Lender through the Administrative
Agent:

         (a) within 90 days after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, HOWEVER, that, so long as the Borrower is required to file reports under Section 13 of the Securities and Exchange Act of 1934, the requirements of this paragraph shall be deemed satisfied by the delivery of, the Annual Report of the Borrower on Form 10-K for such Fiscal Year, signed by the duly authorized officer or officers of the Borrower;

         (b) within 60 days after the end of each of the first three Fiscal Quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; PROVIDED, HOWEVER, that, so long as the Borrower is required to file reports under Section 13 of the Securities and Exchange Act of 1934, the requirements of this paragraph shall be deemed satisfied by the delivery of the Quarterly Report of the Borrower on Form 10-Q for the relevant Fiscal Quarter, signed by the duly authorized officer or officers of the Borrower.

         (c) concurrently with any delivery of financial statements under clause
    (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) stating that he or she has obtained no knowledge that a Default has occurred (except as set forth in such certificate), (ii) if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.03, 6.07 and 6.08; and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 which has had an effect on such financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) concurrently with any delivery of financial statements under clause
    (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) promptly after the same become publicly available, copies of all other periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

         (f) promptly after the Borrower shall have received notice that Moody's or S&P has announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

         (g) promptly following any request therefor, such other information regarding the business affairs or financial position of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Lenders through the Administrative Agent prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

         (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except, in each case (other than the case of the foregoing requirements insofar as they relate to the legal existence of the Borrower and the Guarantors), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

         SECTION 5.04. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to,
(a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance on such of its property and in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries in conformity in all material respects with all applicable laws, rules and regulations of any Governmental Authority are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, on an annual basis at the request of the Administrative Agent (or at any time after the occurrence and during the continuance of a Default), permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during reasonable business hours.

         SECTION 5.07. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.08. USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Loans will be used only to finance the working capital needs and general corporate purposes of the Borrower and its Subsidiaries (including the refinancing of the Existing Credit Agreement). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Commercial Letters of Credit shall be used solely to finance purchases of inventory by the Borrower and its Subsidiaries in the ordinary course of their business, and the Standby Letters of Credit shall be used solely for the purposes described in the definition of such term in Section 1.01.

         SECTION 5.09. GUARANTEE AGREEMENT SUPPLEMENT. Each Domestic Subsidiary that becomes a "Significant Subsidiary" (as defined in Regulation S-X, part 210.1-02 of the Code of Federal Regulations) subsequent to the Effective Date shall promptly (and in any event within 60 days of becoming such a "Significant Subsidiary") execute and deliver to the Administrative Agent (with a counterpart for each Lender) a supplement to the Guarantee Agreement pursuant to which such Subsidiary shall become a party thereto as a Guarantor, together with such other documents and legal opinions with respect thereto as the Administrative Agent shall reasonably request (which documents and opinions shall be in form and substance reasonably satisfactory to the Administrative Agent).

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness created hereunder;

         (b) Indebtedness existing on the date hereof and set forth in Schedule
    6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof;

         (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

         (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

         (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; PROVIDED that such Indebtedness is incurred no more than 90 days prior to or within 90 days after such acquisition or the completion of such construction or improvement;

         (f) Priority Indebtedness in an aggregate principal amount at any one time outstanding not to exceed 10% of the Borrower's then Consolidated Net Worth; and

         (g) unsecured Indebtedness, not otherwise permitted by this Section, of the Borrower or any Subsidiary which is a Guarantor so long as (i) on a pro forma basis after giving effect to the incurrence of such Indebtedness, the ratio of (x) Adjusted Debt then outstanding to (y) Consolidated EBITDAR for the then most recently ended period of four consecutive Fiscal Quarters for which financial statements shall have been delivered to the Lenders pursuant to Section 5.01 is not greater than 3.75 to 1.00 and (ii) the aggregate principal amount at any one time outstanding of all Indebtedness permitted by this paragraph (g) having a maturity date or any scheduled amortization or other mandatory prepayment or repurchase on or prior to the Maturity Date shall not exceed $300,000,000.

         For purposes of this subsection 6.01, any Person becoming a Subsidiary of the Borrower after the date of this Agreement shall be deemed to have incurred all of its then outstanding Indebtedness at the time it becomes a Subsidiary, and any Indebtedness assumed by the Borrower or any of its Subsidiaries shall be deemed to have been incurred on the date of assumption.

         SECTION 6.02. LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a) Permitted Encumbrances;

         (b) Liens existing on the date hereof and set forth on Schedule 6.02;

         (c) any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness permitted by Section 6.01(e) incurred to acquire, construct or improve such property or asset;

         (d) Liens solely constituting the right of any other Person to a share of any licensing royalties (pursuant to a licensing agreement or other related agreement entered into by the Borrower or any of its Subsidiaries with such Person in the ordinary course of the Borrower's or such Subsidiary's business) otherwise payable to the Borrower or any of its Subsidiaries, PROVIDED that such right shall have been conveyed to such Person for consideration received by the Borrower or such Subsidiary on an arm's-length basis;

         (e) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and

         (f) Liens securing Indebtedness described in clause (a) of the definition of Priority Indebtedness.

         SECTION 6.03. SALE OF ASSETS. Except in the ordinary course of business (including the sale, lease, transfer or other disposition of any credit card receivable of the Borrower or any of its Subsidiaries), the Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its assets, including any of the Equity Interests in any of its Subsidiaries, PROVIDED that (a) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (b) the Borrower may sell, transfer, lease or otherwise dispose of its assets to any of its Subsidiaries and (c) so long as no Default shall have occurred and be continuing or would result therefrom, no such sale, lease, transfer or other disposition of assets or Equity Interests out of the ordinary course of business shall constitute a violation of this Section so long as the aggregate fair market value of the assets or Equity Interests so sold, leased, transferred or otherwise disposed of during any Fiscal Year of the Borrower (other than as permitted by clauses (a) and (b) immediately preceding) shall not exceed 10% of Consolidated Total Tangible Assets as at the end of the preceding Fiscal Year. In addition, the Borrower may sell, transfer, lease or otherwise dispose of any asset or Equity Interests out of the ordinary course of business, PROVIDED that the net cash proceeds thereof are used within 180 days after the receipt thereof to purchase assets to be utilized by the Borrower in any Related Line of Business and/or to reduce the Commitments; and PROVIDED, FURTHER, that the aggregate fair market value of the assets or Equity Interests so sold, transferred, leased or otherwise disposed of during any Fiscal Year of the Borrower in reliance on this sentence shall not exceed $75,000,000.

         SECTION 6.04. FUNDAMENTAL CHANGES. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, EXCEPT that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary (including a Guarantor) may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary, and (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and EXCEPT that the Borrower or any Subsidiary may effect any acquisition permitted by Section 6.05 by means of a merger of the Person that is the subject of such acquisition with the Borrower or any of its Subsidiaries (PROVIDED that, in the case of a merger with the Borrower, the Borrower is the survivor); and

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than a Related Line of Business.

         SECTION 6.05. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or the rights of any licensee under a trademark license to such licensee from the Borrower or any of its Affiliates, except:

         (a) Permitted Investments;

         (b) investments by the Borrower in the capital stock of its Subsidiaries;

         (c) loans or advances made by the Borrower to, and Guarantees by the Borrower of obligations of, any Subsidiary, and loans or advances made by any Subsidiary to, and Guarantees by any Subsidiary of obligations of, the Borrower or any other Subsidiary;

         (d) Guarantees constituting Indebtedness permitted by Section 6.01;

         (e) advances or loans made in the ordinary course of business to employees of the Borrower and its Subsidiaries;

         (f) existing Investments not otherwise permitted under this Agreement and described in Schedule 6.05 hereto;

         (g) Investments received in connection with the bona fide settlement of any defaulted Indebtedness or other liability owed to the Borrower or any Subsidiary;

         (h) Permitted Acquisitions; PROVIDED that if, as a result of a Permitted Acquisition, (i) a new Domestic Subsidiary shall be created and such Domestic Subsidiary is a Significant Subsidiary (as defined in Regulation S-X part 210.1-02 of the Code of Federal Regulations) or (ii) any then existing Domestic Subsidiary shall become such a Significant Subsidiary, such Domestic Subsidiary shall promptly thereafter become party to the Guarantee Agreement as a Guarantor;

         (i) Investments in an aggregate amount not to exceed $125,000,000 in any Person or Persons, including Onward Kashiyama Co., Ltd., or any of its subsidiaries or Affiliates, which will hold any rights to one or more sublicenses under the licensing arrangements embodied in the License Agreement, dated March 1, 1998, between the Polo/Lauren Company, L.P. and Polo/Ralph Lauren Japan Co., Ltd, or any amendment, replacement or restatement thereof; and

         (j) additional Investments in an amount not in excess of an amount equal to the sum of (x) $278,542,500, and (y) the Annual Increase for each Fiscal Year which shall have been completed, including, for the avoidance of doubt, Fiscal Year 2005, and for which financial statements and the related certificates shall have been delivered pursuant to Sections 5.01(a) and (c), during the period from the Effective Date through the date at which compliance with this paragraph is being determined (as reflected in such financial statements and certificates); PROVIDED that the aggregate amount of Investments under this paragraph (j) shall in no event exceed $375,000,000.

         SECTION 6.06. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, (a) any of its Affiliates, (b) a spouse or any relative (by blood, adoption or marriage) within the third degree of any such Affiliate or (c) any other Person which is an Affiliate of any such spouse or relative, except (x) in the ordinary course of business at prices and on terms and conditions, in the aggregate (taking into account all of the Borrower's or such Subsidiary's transactions with, and the benefits to the Borrower and its Subsidiaries derived from the Borrower's or such Subsidiary's Investment in, such Affiliate), not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (y) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate.

         SECTION 6.07. CONSOLIDATED COVERAGE RATIO. The Borrower will not permit the Consolidated Coverage Ratio as at the last day of any period of four consecutive Fiscal Quarters ending after the Effective Date to be less than 2.50 to 1.00.

         SECTION 6.08. CONSOLIDATED LEVERAGE RATIO. The Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive Fiscal Quarters ending after the Effective Date to be greater than
3.75 to 1.00.


                                  ARTICLE VII

                                EVENTS OF DEFAULT

         If any of the following events ("EVENTS OF DEFAULT") shall occur:

         (a) the Borrower shall fail to pay (i) any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and such failure to pay such reimbursement obligation shall continue unremedied for a period of two Business Days;

         (b) the Borrower shall fail to pay any interest on any Loan or unreimbursed LC Disbursement or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

         (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or the Guarantee Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or the Guarantee Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

         (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (f) the Borrower or any Subsidiary shall fail to make any payment of principal or interest, regardless of amount, in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period (without giving effect to any extensions, waivers, amendments or other modifications of or to such period) of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

         (g) any event or condition occurs (after giving effect to any applicable grace periods and after giving effect to any extensions, waivers, amendments or other modifications of any applicable provision or agreement) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause, with the giving of an acceleration or similar notice if required, any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such Indebtedness is paid when due;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; PROVIDED, HOWEVER, that the occurrence of any of the events specified in this paragraph (h) with respect to any Person other than the Borrower shall not be deemed to be an Event of Default unless (x) the net assets of such Person, determined in accordance with GAAP, shall have exceeded $20,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section 5.01 or on the date of occurrence of any such event and/or (y) the aggregate net assets of all Loan Parties and other Subsidiaries in respect of which any of the events specified in this paragraph (h) and in paragraphs (i) and (j) of this Article VII shall have occurred shall have exceeded $25,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section
    5.01 or on the date of occurrence of any such event;

         (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

    PROVIDED, HOWEVER, that the occurrence of any of the events specified in this paragraph (i) with respect to any Person other than the Borrower shall not be deemed to be an Event of Default unless (x) the net assets of such Person, determined in accordance with GAAP, shall have exceeded $20,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section 5.01 or on the date of occurrence of any such event and/or (y) the aggregate net assets of all Loan Parties and other Subsidiaries in respect of which any of the events specified in this paragraph (i) and in paragraphs (h) and (j) of this Article VII shall have occurred shall have exceeded $25,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section
    5.01 or on the date of occurrence of any such event;

         (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; PROVIDED, HOWEVER, that the occurrence of any of the events specified in this paragraph (j) with respect to any Person other than the Borrower shall not be deemed to be an Event of Default unless (x) the net assets of such Person, determined in accordance with GAAP, shall have exceeded $20,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section 5.01 or on the date of occurrence of any such event and/or (y) the aggregate net assets of all Loan Parties and other Subsidiaries in respect of which any of the events specified in this paragraph (j) and in paragraphs (h) and (i) of this Article VII shall have occurred shall have exceeded $25,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section
    5.01 or on the date of occurrence of any such event;

         (k) one or more judgments for the payment of money in an aggregate amount (not paid or covered by insurance) in excess of $25,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days from the entry thereof during which execution shall not be effectively stayed or bonded, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

         (m) Lauren, his estate or Persons related to him by blood, adoption or marriage and/or trusts or other entities principally for the benefit of any of the foregoing (the "LAUREN INTERESTS") shall cease to own in the aggregate, directly or indirectly either (x) Voting Stock of the Borrower having the voting power to elect a majority of the Board of Directors of the Borrower or (y) Voting Stock representing more than 25% of the voting power of the Borrower's Equity Interests; or

         (n) the Guarantee Agreement ceases to be in full force and effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

         Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required

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                                                                              59


Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender (including each Issuing Bank) acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender (including each Issuing Bank) also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

         The Syndication Agents shall not have any duties or responsibilities hereunder in their capacity as such.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. NOTICES. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein and in the Guarantee Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (i) if to the Borrower, to Polo Ralph Lauren Corporation, 650 Madison Avenue, New York, New York 10022, Attention of Gerald M. Chaney, Senior Vice President, Finance and Chief Financial Officer (Telecopy No.
    (212) 318-7705);

         (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas, 77002, Attention of Debbie Meche (Telecopy No. (713) 750-2938), with a copy to JPMorgan Chase Bank, 1411 Broadway, 5th Floor, New York 10018, Attention of Paul O'Neill (Telecopy No. (212) 391-7118); and

         (iii) if to any other Lender or any Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

         (b) Notices and other communications to the Lenders (including any Issuing Bank) hereunder may be delivered or furnished to the Lenders through the Administrative Agent by electronic communications pursuant to procedures approved by the Administrative Agent; PROVIDED that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the

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                                                                              61


Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications.

         (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any Lender, by notice to the Administrative Agent and the Borrower). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the Guarantee Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or the Guarantee Agreement or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor the Guarantee Agreement nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower or the Guarantors, as the case may be, and the Required Lenders or by the Borrower or the Guarantors, as the case may be, and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement, without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an

Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

         SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and J.P. Morgan Securities, Inc., as sole bookrunner and sole lead arranger, including the reasonable fees, charges and disbursements of one domestic counsel for the Administrative Agent and J.P.Morgan Securities, Inc., collectively, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or preservation of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit .

         (b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee's employer or any Affiliate of either thereof or any of their respective officers, directors, employees, advisors or agents.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

         (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender (including any Issuing Bank) may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

             (A) the Borrower, PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee; and

             (B) the Administrative Agent, PROVIDED that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

         (ii) Assignments shall be subject to the following additional conditions:

             (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's

    Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

             (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

             (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

             (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and.

             (E) no assignment, (including any assignment to a Lender, an Affiliate of a Lender or an Approved Fund) shall be permitted if, immediately after giving effect thereto, amounts would become payable by the Borrower under Section 2.13 or 2.15 (including amounts payable under Section
    2.15 in respect of withholding taxes) that are in excess of those that would be payable under such Section in respect of the amount assigned if such assignment were not made.

         For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

         "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including, in the case of any Foreign Lender (including each Issuing Bank that is a Foreign Lender), obligations under Section 2.15(e)), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03); PROVIDED, HOWEVER, that no such assignment or transfer shall be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against such Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

         (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the applicable Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i),
(ii),(iii),(iv) and (vi) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13,
2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

         (ii) A Participant shall not be entitled to the benefits of Section 2.13, 2.14 or 2.15 unless such Participant shall have complied with the requirements of such Section; provided, that in any case in which a Participant is so entitled, any such Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.05. SURVIVAL. All representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, and shall terminate at such time as no principal of or accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid, no Letter of Credit is outstanding and the Commitments have expired or been terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto or its properties in the courts of any jurisdiction.

         (c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. CONFIDENTIALITY. Each of the Administrative Agent, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, in each case who have a need to know such Information in accordance with customary banking practices (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. SATISFACTION IN DOLLARS. The obligation of the Borrower hereunder and in respect of the Letters of Credit to make payments in dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than dollars or any other realization in such currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the Administrative Agent and the Lenders of the full amount of dollars expressed to be payable hereunder and in respect of the Letters of Credit and the Borrower shall indemnify the Administrative Agent, the Issuing Banks and each Lender (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of dollars expressed to be payable hereunder and in respect of the Letters of Credit and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement and in respect of the Letters of Credit.

         SECTION 9.14. WAIVERS AND AGREEMENTS UNDER EXISTING CREDIT AGREEMENT.
(a) The Lenders which are parties to the Existing Credit Agreement (which Lenders constitute the "Required Lenders" as defined in the Existing Credit Agreement) hereby (i) waive the requirement, set forth in Section 2.07(c) of the Existing Credit Agreement, that the Borrower give not less than two Business Days' notice of any termination of the Commitments (as defined therein), PROVIDED that such notice shall be given on or prior to the date of such termination, (ii) acknowledge and agree that, for purposes of determining the total "Revolving Credit Exposures" (as defined therein) that would be outstanding thereunder on the date of such termination, the letters of credit issued thereunder that are listed on Schedule 2.04 shall (as a result of the operation of the last sentence of Section 2.04(a), which provides that on the Effective Date such letters of credit shall be deemed to be "Letters of Credit" issued hereunder) on the Effective Date be deemed no longer outstanding under the Existing Credit Agreement and (iii) pursuant to Section 9.02 of the Existing Credit Agreement, consent to the execution and delivery by JPMorgan Chase Bank, in its capacity as Administrative Agent (under and as defined in the Existing Credit Agreement) for and on behalf of the Lenders (under and as defined in the Existing Credit Agreement), of this Agreement to evidence or effectuate (as set forth in Section 9.14(b)) the waivers and agreements set forth in clauses (i) and (ii) above.

         (b) JPMorgan Chase Bank, in its capacity as Administrative Agent as defined in the Existing Credit Agreement hereby (i) waives, for and on behalf of the Lenders (as defined therein), the requirement, set forth in Section 2.07(c) of the Existing Credit Agreement, that the Borrower give not less than two Business Days' notice of any termination of the Commitments (as defined therein), PROVIDED that such notice shall be given on or prior to the date of such termination, and (ii) acknowledges and agrees, for and on behalf of the Lenders (as defined therein), that for purposes of determining the total "Revolving Credit Exposures" (as defined therein) that would be outstanding thereunder on the date of such termination, the letters of credit issued thereunder that are listed on Schedule 2.04 shall on the Effective Date be deemed no longer outstanding under the Existing Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  POLO RALPH LAUREN CORPORATION


                                  By /s/ Gerald M. Chaney
                                     ----------------------------------
                                     Name:  Gerald M. Chaney
                                     Title: Senior Vice President and
                                            Chief Financial Officer



                                  JPMORGAN CHASE BANK, individually and
                                     as Administrative Agent,


                                  By /s/ Louis Mastrianni
                                     ----------------------------------
                                     Name:  Louis Mastrianni
                                     Title: Vice President

                                                               Signature page to
                                             Polo Ralph Lauren Credit Agreement,
                                                     dated as of October 6, 2004



                                  THE BANK OF NEW YORK,


                                  By /s/ Roger A. Grossman
                                     ----------------------------------
                                     Name:  Roger A. Grossman
                                     Title: Vice President



                                  FLEET NATIONAL BANK, a Bank of America Company


                                  By /s/ David Rodriguez
                                     ----------------------------------
                                     Name:  David Rodriguez
                                     Title: Vice President



                                  SUNTRUST BANK,


                                  By /s/ Mark Pickering
                                     ----------------------------------
                                     Name:  Mark Pickering
                                     Title: Vice President



                                  WACHOVIA BANK NATIONAL ASSOCIATION,


                                  By /s/ Susan T. Vitalie
                                     ----------------------------------
                                        Name: Susan T. Vitale
                                        Title:  Vice President

                                                               Signature page to
                                             Polo Ralph Lauren Credit Agreement,
                                                     dated as of October 6, 2004



                                  CITIBANK, N.A.,


                                  By /s/ Martin Efron
                                     ----------------------------------
                                     Name:  Martin Efron
                                     Title: Vice President



                                  COMERICA BANK,


                                  By /s/ Sarah R. West
                                     ----------------------------------
                                     Name:  Sarah R. West
                                     Title: Account Officer



                                  BANK LEUMI USA,


                                  By /s/ Phyllis Rosenfeld
                                     ----------------------------------
                                     Name:  Phyllis Rosenfeld
                                     Title: Vice President


                                  By /s/ Glenn D. Kreutzer
                                     ----------------------------------
                                     Name:  Glenn D. Kreutzer
                                     Title: Assistant Treasurer



                                  ISRAEL DISCOUNT BANK OF NEW YORK,


                                  By /s/ Alan Lefkowitz
                                     ----------------------------------
                                     Name:  Alan Lefkowitz
                                     Title: FVP

                                                               Signature page to
                                             Polo Ralph Lauren Credit Agreement,
                                                     dated as of October 6, 2004



                                  By /s/ Lucas Ramirez
                                     ----------------------------------
                                     Name:  Lucas Ramirez
                                     Title: AVP



                                  UNION BANK OF CALIFORNIA, N.A.,


                                  By /s/ Theresa L. Rocha
                                     ----------------------------------
                                     Name:  Theresa L. Rocha
                                     Title: Vice President



                                  U.S. BANK NATIONAL ASSOCIATION,


                                  By /s/ Jennifer L. Thurston
                                     ----------------------------------
                                     Name:  Jennifer L. Thurston
                                     Title: AVP & Relationship Manager



                                  BARCLAYS BANK PLC,


                                  By /s/ Nicholas Bell
                                     ----------------------------------
                                     Name:  Nicholas Bell
                                     Title: Director



                                  LASALLE BANK NATIONAL ASSOCIATION,


                                  By /s/ Peg Laughlin
                                     ----------------------------------
                                     Name:  Peg Laughlin
                                     Title: SVP

                                                               Signature page to
                                             Polo Ralph Lauren Credit Agreement,
                                                     dated as of October 6, 2004



                                  DEUTSCHE BANK AG NEW YORK BRANCH,


                                  By /s/ Frederick W. Laird
                                     ----------------------------------
                                     Name:  Frederick W. Laird
                                     Title: Managing Director


                                  By /s/ Belinda Wheeler
                                     ----------------------------------
                                     Name:  Belinda Wheeler
                                     Title: Vice President



                                  HSBC BANK USA, NATIONAL ASSOCIATION


                                  By /s/ Andrew H. Ross
                                     ----------------------------------
                                     Name:  Andrew H. Ross
                                     Title: First Vice President



                                  SUMITOMO MITSUI BANKING CORPORATION,


                                  By /s/ Edward McColly
                                     ----------------------------------
                                     Name:  Edward McColly
                                     Title: Vice President & Department Head

                                                               Signature page to
                                             Polo Ralph Lauren Credit Agreement,
                                                     dated as of October 6, 2004



                                  UBS LOAN FINANCE LLC,


                                  By /s/ Wilfred V. Saint
                                     ----------------------------------
                                     Name:  Wilfred V. Saint
                                     Title: Director, Banking Products
                                            Services, US


                                  By /s/ Joselin Fernandes
                                     ----------------------------------
                                     Name:  Joselin Fernandes
                                     Title: Associate Director, Banking
                                            Products Services, US



                                  WELLS FARGO BANK, N.A.,


                                  By /s/ Peter M. Angelica
                                     ----------------------------------
                                     Name:  Peter M. Angelica
                                     Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------



                                    [FORM OF]
                            ASSIGNMENT AND ASSUMPTION


         Reference is made to the Credit Agreement dated as of October 6, 2004 (as amended and in effect on the date hereof, the "Credit Agreement"), among Polo Ralph Lauren Corporation, the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

         The Assignor named on the reverse hereof hereby irrevocably sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby irrevocably purchases and assumes, without recourse, from the Assignor, subject to the terms and conditions of the Credit Agreement and effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

         This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] [Borrower] shall pay the fee payable to the Administrative Agent pursuant to Section [9.04(b)] [2.17(b)] of the Credit Agreement.

         This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment (the "Assignment Date"):

       ================================================================
                                         Percentage Assigned of
                                         Commitment (set forth, to at
       Principal Amount                  least 8 decimals, as a
       of Revolving                      percentage of the aggregate
       Loans Assigned                    Commitments of all Lenders)
       ----------------------------------------------------------------
       $                                                           %
       ================================================================


The terms set forth above and on the reverse side hereof are hereby agreed to:

                                          [Name of Assignor]   , as Assignor


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:



                                          [Name of Assignee]   , as Assignee


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:


The undersigned hereby consent to the within assignment:(2)

POLO RALPH LAUREN CORPORATION             JPMORGAN CHASE BANK,
                                          as Administrative Agent,

By:                                       By:
    ----------------------------              -------------------------------
    Name:                                     Name:
    Title:                                    Title:






--------------

(2) Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.